Exhibit 10.1

AGREEMENT

AGREEMENT dated this 15th day of October 2010, by and between EXCLUSIVE BUILDING SERVICES, INC. (hereinafter “EBS”), a Nevada Corporation, with offices located at 914 Park Knoll Lane, Katy, Texas 77450, Patricia G. Skarpa, President of Exclusive Building Services, Inc. and Gary B. Wolff, P.C., counsel to EBS, with offices located at 488 Madison Avenue, Suite 1100, New York, New York 10022.

WHEREAS, EBS is preparing to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form S-1 which Registration Statement indicates in Part II, Item 13, offering expenses approximating  sixty five thousand  ($65,000) dollars of which fifty thousand ($50,000) dollars are indicated as legal fees and expenses; and

WHEREAS, EBS has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President, the latter solely if she has the resources to pay on behalf of EBS at that time.

NOW, THEREFORE, it is herewith agreed as follows:  Absent sufficient revenues to pay these amounts within six (6) months of the date of the EBS’ prospectus, its President agrees to loan EBS the funds to cover the balance of outstanding professional and related fees relating to EBS’ prospectus if the professionals involved insist on cash payments, such loan conditioned upon EBS’ President having the necessary resources to make such loan when or if funds are necessary therefore.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when EBS has the financial resources to do so.  Gary B. Wolff, P.C., EBS’ counsel, by signing this Agreement agrees in full to defer his legal fees in the manner set forth in this Agreement.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheadings entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section and “Use of Proceeds”.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 8th day of October 2010.

EXCLUSIVE BUILDING SERVICES, INC.

By: /s/ PATRICIA G. SKARPA

PATRICIA G. SKARPA, PRESIDENT

By: /s/ PATRICIA G. SKARPA

PATRICIA G. SKARPA, INDIVIDUALLY

GARY B. WOLFF, P.C.

By: /s/ GARY B. WOLFF

GARY B. WOLFF, PRESIDENT